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NAME OF REGISTRANT:
Franklin Value Investors Trust
File No. 811-05878

EXHIBIT ITEM No. 77I(b): Terms of new or amended securities

          MINUTES OF THE MEETING OF THE BOARD OF TRUSTEES
                 OF FRANKLIN VALUE INVESTORS TRUST

                           July 18, 2005


The Trustees were informed that management was considering the creation of a fifth class of shares of the Franklin Large Cap Value Fund series of the Trust (the "Fund"). The additional class ("Advisor Class") would be sold initially to and redeemed by certain qualified investors at net asset value without the imposition of any front-end or deferred sales charge, or redemption fee. In addition, Advisor Class shares would not be subject to distribution fees under a distribution plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended ("12b-1 Plan"). The Board also considered an amendment to the Multiple Class Plan previously adopted by the Trust for the Fund pursuant to Rule 18f-3 under the 1940 Act. The amended Multiple Class Plan reflects the creation of the Advisor Class shares and describes the attributes of the Advisor Class shares and the existing classes of shares of the Fund, as well as the respective sales and/or distribution fees and voting, conversion, exchange and other rights of such classes. In accordance with Rule 18f-3, the Board must determine that the amended plan, including the expense allocation, is in the best interests of each class of the Fund, of each series of the Trust and the Trust as a whole. After discussion, it was determined unanimously, that:

     WHEREAS, the Board of Trustees of the Trust has considered the information presented by Franklin/Templeton Distributors, Inc. relating to the establishment of Advisor Class shares to be offered and sold, and in the exercise of reasonable business judgment, has concluded that it is in the best interest of the Trust to establish a new class of shares of the Franklin Large Cap Value Fund (the "Fund"); and

     WHEREAS, the Board previously adopted a Multiple Class Distribution System for the Trust, pursuant to which the series of the Trust may offer and sell shares of different classes of such series with varying distribution related charges and other specified expenses; and

     WHEREAS, the Amended Agreement and Declaration of Trust of the Trust permits the Board to designate additional series or classes of shares of the Trust, without being required to obtain shareholder approval;

     NOW, THEREFORE, IT IS RESOLVED, that a fifth class of shares of beneficial interest in the Fund is hereby established and designated as "Franklin Large Cap Value Fund - Advisor Class" shares (the "Advisor Class shares"), as distinguished from the currently authorized shares of the Fund, which shall heretofore be referred to as "Advisor Class" shares, and an unlimited number of shares are hereby classified and allocated to such Advisor Class shares of the Fund; and

     FURTHER RESOLVED, that each Advisor Class share of the Fund shall represent a proportionate interest in the same portfolio of investments as the shares of the existing classes of the Fund, and shall have the rights, preferences, privileges, and limitations as set forth in the governing instrument of the Trust, except that: (1) dividends and distributions paid to holders of Advisor Class shares of the Fund shall not reflect reductions for payments of fees under any 12b-1 Plan with respect to any other class of shares of the Fund; and (2) only the holders of Advisor Class shares shall be entitled to vote upon or with respect to any matter submitted to a vote of shareholders that affects only holders of Advisor Class shares, and such Advisor Class shareholders will not be entitled to vote with respect to matters relating solely to other classes of shares of the Fund, including matters relating to 12b-1 Plans for such other classes; and

     FURTHER RESOLVED, that the Board of Trustees hereby determines that the Multiple Class Plan, in the form presented, is in the best interests of each class of the Fund, of each series of the Trust, and of the Trust as a whole, and consequently, hereby approves and accepts such Multiple Class Plan in the form presented, with such changes as the proper officers of the Trust may authorize; and

     FURTHER RESOLVED, that the proper officers are hereby authorized to take such further actions as may be necessary to implement the above resolutions relating to the Multiple Class Plan, including the filing of the Multiple Class Plan, as amended, as an exhibit to the Trust's Registration Statement on Form N-1A; and

     FURTHER RESOLVED, that the proper officers of the Trust are authorized and directed to prepare and file with the SEC one or more post-effective amendments to the Trust's Registration Statement on Form N-1A to provide for the public offering of the Advisor Class shares, the public offering thereof in accordance with the provisions of such registration statement and the issuance and sale of Franklin Large Cap Value Fund - Advisor Class shares is hereby approved, and the appropriate officers of the Trust are hereby authorized and directed to take such actions as they may deem advisable in furtherance of such public offering; and

     FURTHER RESOLVED, that when issued and paid for in accordance with the foregoing resolution, such Advisor
     Class shares shall be validly issued, fully paid and non-assessable beneficial shares of the Fund; and

     FURTHER RESOLVED, that the Board acknowledges that the Trust's current Distribution Agreement with Franklin/Templeton Distributors, Inc. contemplates the distribution of multiple series of shares as well as classes of shares such as the Advisor Class shares, and shall govern the distribution of Advisor Class shares; and

     FURTHER RESOLVED, that it is desirable and in the best interest of this Trust that its shares be qualified or registered for sale in various states and countries; that the President, any Vice President or any Assistant Vice President and the Secretary or any Assistant Secretary hereby are authorized to determine the states and foreign countries, if any, in which appropriate action shall be taken to qualify or register for sale all or such part of the shares of this Trust, including Franklin Large Cap Value Fund - Advisor Class shares, as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of this Trust any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states and foreign countries, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such papers or documents or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefore from this Trust and the approval and ratification by this Trust of the papers and documents so executed and the action so taken; and

     FURTHER RESOLVED, that the proper officers of the Trust are hereby authorized to take such additional actions necessary to implement the above resolutions.

The Board then discussed the request from Franklin/Templeton Distributors, Inc. ("Distributors") that the public offering of Advisor Class shares for the Trust's Franklin MicroCap Value Fund (the "Fund") be authorized. As noted in the memorandum provided in the briefing materials for the meeting, the Board authorized and approved the addition of Advisor Class shares to the Fund on June 12, 1996; however, the Fund's Advisor Class shares have not been publicly offered based on the recommendation of the Marketing Department. Distributors proposes to offer the Advisor Class shares on or after November 1, 2005. The shares will be sold to and redeemed by certain qualified investors at net asset value without the imposition of any front-end or deferred sales charge, and, in addition, Advisor Class shares will not be subject to distribution fees under a 12b-1 Plan. The Board reviewed the pricing of the Fund's Advisor Class shares included in the memorandum. After further discussion, upon motion duly made, seconded, and unanimously carried, and with the unanimous approval of the independent Trustees voting separately, it was determined that:

     WHEREAS, an additional class of shares of the Franklin MicroCap Value Fund (the "Fund") has been established and designated as "Advisor Class" shares, and an unlimited number of shares have been classified and allocated to such Advisor Class shares of the Fund; and

     WHEREAS, the Board of Trustees of the Trust has considered the information presented by Franklin/Templeton Distributors, Inc. relating to the public offering of the Advisor Class shares of the Fund;

     NOW, THEREFORE, BE IT RESOLVED, that the Trust be, and it hereby is, authorized to issue an unlimited number of Advisor Class shares of the Fund, a series of the Trust, to the public following the effective date of the Trust's Registration Statement, which is anticipated to be on or after November 1, 2005, in accordance with procedures set forth therein, as may be amended from time to time, and in the Trust's Agreement and Declaration of Trust; and

     FURTHER RESOLVED, that the Multiple Class Plan which describes the classes of shares of the Fund, and which describes and outlines the respective sales and/or distribution fees and voting, conversion, exchange or other rights of such classes, in substantially the form presented at this meeting, as amended to reflect the offering of the Advisor Class shares, is hereby adopted by the Trust on behalf of the Fund, pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, with such changes as the proper officers of the Trust, in consultation with counsel, may authorize; and

     FURTHER RESOLVED, that the proper officers of the Trust are hereby authorized to take such further actions as are necessary to implement the above resolution relating to the Multiple Class Plan, including the filing of the Multiple Class Plan as an exhibit to the Trust's Registration Statements on Form N-1A; and

     FURTHER RESOLVED, that the proper officers of the Trust are authorized and directed to prepare and file with the U.S. Securities and Exchange Commission one or more post-effective amendments to the Trust's Registration Statement on Form N-1A to provide for the public offering of the Advisor Class shares of the Fund; and

     FURTHER RESOLVED, that the Board acknowledges that the Trust's current Distribution Agreement with Franklin/Templeton Distributors, Inc. contemplates the distribution of multiple series of shares as well as classes of shares such as the Advisor Class shares, and shall govern the distribution of Advisor Class shares; and

     FURTHER  RESOLVED, that the appropriate officers  of  the
     Trust  are  hereby authorized and directed to  take  such
     additional   actions  as  they  may  deem  advisable   in
     furtherance of such public offering.



                                        /s/Steven J. Gray_________
                                        Steven J. Gray
                                        Secretary of the Meeting